Exhibit 99.1

PANDORA REPORTS RECORD 3Q12 FINANCIAL RESULTS

•	Quarterly revenue of $75 million grew 99% year-over-year

•	Quarterly total listener hours of 2.1 billion grew 104% year-over-year

•	66% share of U.S. Internet radio grew from 53% in 3Q11

•	4.3% share of total U.S. radio listening grew from 2.1% in 3Q11

•	Active users reach record 40 million, grew 65% year-over-year

•	Company raises fiscal 2012 revenue and profitability guidance

OAKLAND, Calif – November 22, 2011 – Pandora (NYSE: P), the leading Internet radio service, today announced financial results for the third quarter of fiscal 2012.

“Rapid growth of 104% year-over-year in listener hours and record Internet radio market share growth to 66% illustrates the strong demand for personalized radio,” stated Joe Kennedy, Chairman, President & CEO of Pandora. “Our growing scale and powerful, multi-product advertising platform is enabling Pandora to increasingly penetrate areas that were once solely served by terrestrial radio. Our momentum in transforming the radio industry is stronger than ever.”

Fiscal 3Q12 Financial Results

Total Revenue: For the third quarter of fiscal 2012, total revenue was $75.0 million, a 99% year-over-year increase. Advertising revenue was $66.0 million, a 102% year-over-year increase. Subscription and other revenue was $9.0 million, an 80% year-over-year increase.

Net Income (Loss) per Share: For the third quarter of fiscal 2012, on a GAAP basis, net income per common share, basic and diluted, was $0.00. Non-GAAP net income per fully diluted common share was $0.02, excluding approximately $2.7 million in stock-based compensation. Both GAAP and non-GAAP calculations are based on 191 million weighted average fully diluted common shares outstanding and assume minimal tax expense due to our net operating loss position.

Cash: The Company ended the third quarter of fiscal 2012 with $90.8 million in cash, cash equivalents and short-term investments, compared with $95.3 million at the end of the prior quarter. For the third quarter of fiscal 2012, Pandora generated approximately $111 thousand in cash from operating activities, compared to $163 thousand generated in the year-ago quarter. On a fiscal year-to-date basis, Pandora generated approximately $3.5 million in cash from operating activities compared to generating $2.2 million in cash from operating activities in the year ago period.

Other Business Metrics

Total listener hours: Total listener hours were approximately 2.1 billion for the third quarter of fiscal 2012, an increase of 104% compared to approximately 1.0 billion for the third quarter of fiscal 2011.

Guidance

Based on information available as of November 22, 2011, the company is providing financial guidance for the fourth quarter and raising its guidance for fiscal 2012 as follows:

4Q12 Guidance: Revenue is expected to be in the range of $80 million to $84 million. Non-GAAP net loss per common share is expected to be between negative ($0.04) and negative ($0.02). Non-GAAP net loss per common share excludes stock-based compensation expense, assumes minimal tax expense given our net operating loss position, and 161.6 million weighted average common shares outstanding for the fourth quarter fiscal 2012.

Fiscal 2012 Guidance: Revenue is expected to be in the range of $273 million to $277 million. Non-GAAP net loss per common share is expected to be between negative ($0.05) and negative ($0.02), an improvement from prior guidance of negative ($0.07) and negative ($0.05). Non-GAAP net loss per common share excludes stock-based compensation expense, excludes $4.5 million of other expense related to the fair value of our previously outstanding convertible preferred stock warrants, assumes minimal tax expense given our net operating loss position, and 105.8 million weighted average common shares outstanding for fiscal 2012.

3Q12 Financial Results Conference Call: Pandora will host a conference call today at 2 p.m. PT/ 5 p.m. ET to discuss the third quarter of fiscal 2012 financial results with the investment community. A live webcast of the event will be available on the Pandora Investor Relations website at http://investor.pandora.com. A live domestic dial-in is available at (877) 355-0067 or (443) 853-1239 internationally. A domestic replay will be available at (855) 859-2056 or (404) 537-3406 internationally, using passcode 17107731, and available via webcast until December 6, 2011.

About Pandora

Pandora gives people music they love anytime, anywhere, through connected devices. (OK, we’ve added comedy as well so we’re also up for playing some jokes you’ll love.) Personalized stations launch instantly with the input of a single “seed” - a favorite artist, song or genre. The Music Genome Project®, a deeply detailed hand-built musical taxonomy, powers the personalization of Pandora® internet radio by using musicological “DNA” and constant listener feedback to craft personalized stations from a growing collection of hundreds of thousands of recordings. Tens of millions of people in the U.S. turn on Pandora to hear music they love.

www.pandora.com

“Safe harbor” Statement:

This press release contains forward-looking statements within the Private Securities Litigation Reform Act of 1995, including statements regarding expected GAAP revenue, non-GAAP EPS and market penetration. These forward-looking statements are based on Pandora’s current assumptions, expectations and beliefs and involve substantial risks and uncertainties that may cause results, performance or achievement to materially differ from those expressed or implied by these forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to: our operation in an emerging market and our relatively new and evolving business model; our ability to increase our listener base and listener hours; our ability to attract and retain advertisers; our ability to generate additional revenue on a cost-effective basis; competitive factors; our ability to continue operating under existing laws and licensing regimes; our ability to establish and maintain relationships with makers of mobile devices, consumer electronic products and automobiles; our ability to manage our growth; our ability to continue to innovate and keep pace with changes in technology and our competitors; risks related to service interruptions or security breaches; and general economic conditions worldwide.

Further information on these factors and other risks that may affect our business is included in filings we make with the Securities and Exchange Commission from time to time, including our Registration Statement on Form S-1, particularly under the heading “Risk Factors.”

These documents are or will be available online from the SEC or on the SEC Filings section of the Investor Relations section of our website at investor.pandora.com. Information on our website is not part of this release. All forward-looking statements in this press release are based on information currently available to us, and we assume no obligation to update these forward-looking statements in light of new information or future events.

Non-GAAP Financial Measures

To supplement our condensed consolidated financial statements, which are prepared and presented in accordance with accounting principles generally accepted in the United States (“GAAP”), we use the following non-GAAP measures of financial performance: non-GAAP net income (loss) and non-GAAP historical diluted earnings (loss) per share. The presentation of this additional financial information is not intended to be considered in isolation from, as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP. These non-GAAP measures have limitations in that they do not reflect all of the amounts associated with our results of operations as determined in accordance with GAAP. In addition, these non-GAAP financial measures may be different from the non-GAAP financial measures used by other companies. These non-GAAP measures should only be used to evaluate our results of operations in conjunction with the corresponding GAAP measures. Management compensates for these limitations by reconciling these non-GAAP financial measures to the most comparable GAAP financial measures within our earnings press releases.

These non-GAAP financial measures differ from GAAP in that they exclude stock-based compensation, which consists of expenses for stock options and other awards under our equity incentive plans. The non-GAAP net income (loss) and non-GAAP historical diluted earnings (loss) per share measures also exclude the applicable change in fair value of certain warrants issued by us. The change in fair value of certain warrants issued by us is included within Other expense, and stock-based compensation is included in the following cost and expense line items of our GAAP presentation:

•	Cost of revenue

•	Product development

•	Marketing and sales

•	General and administrative

Although stock-based compensation is an expense for us and is viewed as a form of compensation, management excludes stock-based compensation from our non-GAAP measures for purposes of evaluating our continuing operating performance primarily because it is a non-cash expense not believed by management to be reflective of our core business, ongoing operating results or future outlook. Furthermore, determining the fair value of both stock-based compensation and stock-derived warrants involves a high degree of estimation and judgment such that the expense recorded may bear little resemblance to the actual value realized upon the future exercise or termination of the related stock-based instruments. In addition, the value of stock-based instruments is determined using formulas that incorporate variables, such as market volatility, that are beyond our control. We believe these non-GAAP financial measures serve as useful metrics for our management and investors because they enable a better understanding of the long-term performance of our core business and facilitate comparisons of our operating results over multiple periods and to those of peer companies, and, when taken together with the corresponding GAAP financial measures and our reconciliations, enhance investors’ overall understanding of our current financial performance.

In the financial tables below, we provide a reconciliation of the most comparable GAAP financial measure to the historical non-GAAP financial measures used in this earnings release.

###

Contacts:

Dominic Paschel

VP, Investor Relations

investor@pandora.com

(510) 842-6960

Deborah Roth

VP, Corporate Communications & Public Relations

press@pandora.com

(510) 842-6996

Pandora Media Inc.

Condensed Consolidated Statements of Operations

(In thousands, except per share amounts)

(Unaudited)

	Three months ended October 31,		Nine months ended October 31,
	2010	2011	2010	2011
Revenue:
Advertising	$32,683	$65,985	$77,852	$167,904
Subscription services and other	5,006	9,023	12,271	25,110

Total revenue	37,689	75,008	90,123	193,014

Costs and expenses:
Cost of revenue (1)	3,084	6,260	7,977	16,080
Product development (1)	1,756	3,685	4,817	9,842
Marketing and sales (1)	9,715	16,628	21,884	44,094
General and administrative (1)	3,853	10,021	9,204	25,374
Content acquisition	18,136	37,658	45,422	100,539

Total costs and expenses	36,544	74,252	89,304	195,929

Income (loss) from operations	1,145	756	819	(2,915)

Other income (expense):
Interest income	9	28	26	31
Interest expense	(116)	(123)	(333)	(493)
Other income (expense), net	6	—	(840)	(4,485)

Income (loss) before provision for income taxes	1,044	661	(328)	(7,862)
Provision for income taxes	—	(23)	—	(66)

Net income (loss)	$1,044	$638	$(328)	$(7,928)

Accretion of redeemable convertible preferred stock	(72)	—	(228)	(110)
Increase in cumulative dividends payable upon conversion or liquidation of redeemable convertible preferred stock	(2,746)	—	(6,575)	(3,648)

Net income (loss) attributable to common stockholders	$(1,774)	$638	$(7,131)	$(11,686)

Basic net income (loss) per share attributable to common stockholders	$(0.15)	$0.00	$(0.70)	$(0.13)

Weighted-average number of shares used in computing basic per share amounts	11,686	161,288	10,137	86,976

Diluted net income (loss) per share attributable to common stockholders	$(0.15)	$0.00	$(0.70)	$(0.13)

Weighted-average number of shares used in computing diluted per share amounts	11,686	191,014	10,137	86,976

(1) Amounts include stock-based compensation expenses as follows:

	Three months ended October 31,		Nine months ended October 31,
	2010	2011	2010	2011
Cost of revenue	$35	$184	$46	$396
Product development	129	491	212	1,081
Marketing and sales	184	1,463	342	2,965
General and administrative	170	537	346	1,297

	$518	$2,675	$946	$5,739

Pandora Media Inc.

Condensed Consolidated Balance Sheets

(In thousands, except share and per share amounts)

(Unaudited)

	As of January 31,	As of October 31,
	2011	2011
Assets
Current assets:
Cash and cash equivalents	$43,048	$53,876
Short-term investments	—	36,923
Accounts receivable, net	42,212	60,247
Prepaid expenses and other current assets	3,516	2,500

Total current assets	88,776	153,546
Property and equipment, net	8,683	14,437
Other assets	1,750	1,931

Total assets	$99,209	$169,914

Liabilities, redeemable convertible preferred stock and stockholders’ equity (deficit)
Current liabilities:
Accounts payable	1,965	2,149
Accrued liabilities	5,532	5,340
Accrued royalties	18,080	25,622
Deferred revenue	15,910	18,432
Accrued compensation	3,815	8,219
Current portion of long-term debt	6,759	—

Total current liabilities	52,061	59,762
Long-term debt	837	—
Preferred stock warrant liability	1,027	—
Other long-term liabilities	1,632	2,523

Total liabilities	55,557	62,285

Redeemable convertible preferred stock	126,662	—

Stockholders’ equity (deficit):
Common stock	1	16
Additional paid-in capital	2,308	200,871
Accumulated deficit	(85,319)	(93,247)
Accumulated other comprehensive income	—	(11)

Total stockholders’ equity (deficit)	(83,010)	107,629

Total liabilities, redeemable convertible preferred stock and stockholders’ equity (deficit)	$99,209	$169,914

Pandora Media Inc.

Condensed Consolidated Statements of Cash Flows

(In thousands)

(Unaudited)

	Nine months ended October 31,
	2010	2011
Operating Activities
Net loss	$(328)	$(7,928)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	1,007	2,987
(Gain) loss on disposition of fixed assets	(15)	283
Stock-based compensation	946	5,739
Issuance of common stock in exchange for non-employee services	157	—
Remeasurement of preferred stock warrants	869	4,499
Amortization of debt discount	3	1
Amortization of debt issuance costs	—	123
Changes in assets and liabilities:
Accounts receivable	(15,537)	(18,035)
Prepaid expenses and other assets	(460)	711
Accounts payable and accrued liabilities	1,958	259
Accrued royalties	3,377	7,542
Accrued compensation	3,844	4,404
Deferred revenue	6,401	2,522
Reimbursement of cost of leasehold improvements	—	375

Net cash provided by operating activities	2,222	3,482

Investing Activities
Purchases of property and equipment	(3,853)	(9,024)
Proceeds from sale of property and equipment	45	—
Purchases of short-term investments	—	(36,934)

Net cash used in investing activities	(3,808)	(45,958)

Financing activities
Borrowings under debt arrangements	3,644	—
Repayments of debt	(224)	(7,596)
Proceeds from exercise of preferred stock warrants	—	165
Proceeds from early exercise of stock options	126	—
Proceeds from issuance of redeemable convertible preferred stock, net of issuance costs	22,206	—
Proceeds from initial public offering net of offering costs	—	90,912
Proceeds from issuance of common stock	452	828
Payment of dividends to preferred stockholders at initial public offering	—	(31,005)
Proceeds from buyers in investor offer	7,908	—
Payments to sellers in investor offer	(7,908)	—

Net cash provided by financing activities	26,204	53,304

Net increase in cash and cash equivalents	24,618	10,828
Cash and cash equivalents at beginning of period	16,164	43,048

Cash and cash equivalents at end of period	$40,782	$53,876

Pandora Media Inc.

Reconciliation of GAAP to Non-GAAP Measures

(In thousands, except per share data)

(Unaudited)

	Three Months Ended October 31,		Nine Months Ended October 31,
	2010	2011	2010	2011
Net income (loss) and net income (loss) per share reconciliations:
GAAP net income (loss)	$1,044	$638	$(328)	$(7,928)
Stock-based compensation	518	2,675	946	5,739
Change in the fair value of the warrant	—	—	869	4,499

Non-GAAP net income	$1,562	$3,313	$1,487	$2,310

Non-GAAP net income per common share—basic	$0.01	$0.02	$0.01	$0.01

*Non GAAP shares used in computing net income per common share—basic	148,981	161,288	147,432	157,007

Non-GAAP net income per common share—diluted	$0.01	$0.02	$0.01	$0.01

*Non-GAAP shares used in computing net income per common share—diluted	175,222	191,014	172,662	186,508

Costs and expenses reconciliation:
GAAP costs and expenses	$36,544	$74,252	$89,304	$195,929
Stock-based compensation	(518)	(2,675)	(946)	(5,739)

Non-GAAP costs and expenses	$36,026	$71,577	$88,358	$190,190

Income (loss) from operations reconciliation:
GAAP income (loss) from operations	$1,145	$756	$819	$(2,915)
Stock-based compensation in cost of revenue	35	184	46	396
Stock-based compensation in product development	129	491	212	1,081
Stock-based compensation in marketing and sales	184	1,463	342	2,965
Stock-based compensation in general and administrative	170	537	346	1,297

Non-GAAP income from operations	$1,663	$3,431	$1,765	$2,824

*	Non-GAAP basic and diluted common shares have been computed to give effect to the conversion of the convertible preferred stock and warrants into common stock as though the conversion had occurred at the beginning of the period.